EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
CUISINE SOLUTIONS, INC.:
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-60614, 33-60616, and 333-92167) of Cuisine Solutions, Inc. of our report dated September 2, 2005, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Bethesda, Maryland
September 22, 2005